Exhibit 99.1

PFSweb Reports First Quarter 2018 Results

Allen, TX – May 10, 2018 – PFSweb, Inc. (NASDAQ: PFSW), a global commerce services company, is reporting results for the first quarter ended March 31, 2018.

First Quarter 2018 Summary vs. Same Year-Ago Quarter

•	Total revenues were $78.4 million compared to $78.8 million.
•	Service fee equivalent (SFE) revenue (a non-GAAP measure defined below) was $56.9 million compared to $57.9 million.
•	Service fee gross margin increased 610 basis points to 37.0%.
•	Net loss improved to $0.7 million or $(0.04) per share, compared to a loss of $4.9 million or $(0.26) per share.
•	Adjusted EBITDA (a non-GAAP measure defined below) increased 21% to $4.4 million.

Management Commentary

“During the first quarter, we continued to perform at a high level for clients while executing on our profitability initiatives from 2017,” said Mike Willoughby, CEO of PFSweb. “This contributed materially to our strong service fee gross margin for the quarter, as did a greater proportion of revenue coming from our higher-margin LiveArea business unit. All of this resulted in our third consecutive quarter of double-digit adjusted EBITDA growth.

“I’m also pleased to announce that during the quarter, we made significant progress on our business unit segmentation between our PFS Operations and LiveArea Professional Services businesses. For the first time, the tables below provide revenue, gross profit, direct operating expenses and adjusted EBITDA for each segment in order to provide shareholders with valuable insight and transparency into the financial performance of our businesses.

“Our PFS Operations business unit generated strong results due to higher than forecasted transactional volumes for certain clients. PFS also experienced incremental project activities as we reconfigured certain client solutions after the holiday and completed the planned transition of a large client engagement that did not meet our margin targets.

“Our LiveArea Professional Services business unit also performed well for clients, but did experience some delays in new project launches and, as a result, we expect LiveArea revenue to be more back-loaded in 2018. Gross margins for this business unit were strong, although the delay in project-starts resulted in under-utilization of certain billable resources within LiveArea for Q1, negatively impacting the LiveArea direct operating expenses for the quarter.

“We are pleased to have started 2018 with an overall strong first quarter. As we look to the remainder of the year, we will continue to focus on leveraging our proven platform and eCommerce expertise to drive growth in service fee revenue, operational efficiency and profitability. Through these efforts, we are reiterating our 2018 business unit service fee equivalent (SFE) revenue guidance and corporate SFE revenue and adjusted EBITDA guidance.”

First Quarter 2018 Financial Results

Total revenues in the first quarter of 2018 were $78.4 million compared to $78.8 million in the same period of 2017. Service fee revenue in the first quarter was $56.5 million compared to $57.3 million last year. Product revenue from the company’s last remaining client under this legacy business model was $9.8 million compared to $11.3 million in the same period of 2017.

SFE revenue was $56.9 million compared to $57.9 million in the year-ago quarter. The decline was driven by expected client transitions, including certain lower margin engagements, partially offset by new and expanded client relationships.

Service fee gross margin in the first quarter of 2018 increased 610 basis points to 37.0% compared to 30.9% in the same period of 2017. The increase was due to a focus on higher-margin engagements and service offerings, as well as improved operational efficiency and the transition of certain lower-margin engagements. The company also benefitted from a greater proportion of higher-margin LiveArea professional services revenue in the 2018 quarter.

Net loss in the first quarter of 2018 improved significantly to $0.7 million or $(0.04) per share, compared to a net loss of $4.9 million or $(0.26) per share in the same period of 2017. Net loss in the first quarter of 2018 included $0.6 million of stock-based compensation expense, $0.4 million in amortization of acquisition-related intangible assets, $0.1 million of acquisition-related, restructuring and other costs, and $0.1 million deferred tax expense related to goodwill amortization. This compares to $0.5 million of stock-based compensation expense, $0.8 million in amortization of acquisition-related intangible assets, $2.7 million of acquisition-related, restructuring and other costs, and $0.2 million deferred tax expense related to goodwill amortization in the same period of 2017.

Adjusted EBITDA increased 21% to $4.4 million compared to $3.7 million in the year-ago quarter. As a percentage of SFE revenue, adjusted EBITDA increased 150 basis points to 7.8% compared to 6.3% in the year-ago quarter, primarily due to the aforementioned increase in service fee gross margin.

Non-GAAP net income in the first quarter of 2018 increased significantly to $0.6 million compared to a non-GAAP net loss of $0.7 million in the first quarter of 2017.

At March 31, 2018, net debt (defined as total debt less cash and cash equivalents) decreased 8% to $26.1 million compared to $28.2 million at December 31, 2017. Cash and cash equivalents totaled $16.6 million compared to $19.1 million at December 31, 2017. Total debt at March 31, 2018 decreased to $42.7 million compared to $47.3 million at the end of last year.

2018 Outlook

PFSweb continues to expect 2018 SFE revenue to range between $237 million and $247 million, reflecting up to 5% growth from 2017. The company also continues to expect adjusted EBITDA to range between $24 million and $26 million, reflecting up to 13% growth from 2017.

The company continues to expect LiveArea service fee revenue to range between $95 million and $100 million, with PFS SFE revenue ranging between $142 million and $147 million.

Conference Call

PFSweb will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the first quarter ended March 31, 2018.

PFSweb CEO Mike Willoughby and CFO Tom Madden will host the conference call, followed by a question and answer period.

Date: Thursday, May 10, 2018

Time: 5:00 p.m. Eastern Time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-800-289-0438

International dial-in number: 1-323-794-2423

Conference ID: 6213385

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at www.pfsweb.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 24, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 6213385

About PFSweb, Inc.

PFSweb (NASDAQ: PFSW) is a global commerce services company that manages the online customer shopping experience on behalf of major branded manufacturers and retailers. Across two business units – LiveArea for strategy consulting, creative design, digital marketing, and web development services, and PFS Operations for order fulfillment, contact center, payment processing/fraud management, and order management services – they provide solutions to a broad range of Fortune 500® companies and household brand names such as Procter & Gamble, L’Oréal USA, Canada Goose, PANDORA, T.J. Maxx, the United States Mint, and many more. PFSweb enables these brands to provide a more convenient and brand-centric online shopping experience through both traditional and online business channels. The company is headquartered in Allen, TX with additional locations around the globe. For more information, please visit www.corporate.pfsweb.com.

Non-GAAP Financial Measures

This news release contains certain non-GAAP measures, including non-GAAP net income (loss), earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and service fee equivalent revenue.

Non-GAAP net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, acquisition-related, restructuring and other (income) costs, amortization of acquisition-related intangible assets and deferred tax expense for goodwill amortization.

EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, as well as acquisition-related, restructuring and other costs.

Service fee equivalent revenue represents service fee revenue plus the gross profit earned on product revenue and does not alter existing revenue recognition.

Our service fee equivalent revenue target for 2018 includes an estimated gross margin on product sales of approximately $2 million (based on targeted product revenue of $33 million to $37 million) plus a targeted range of between $235 million to $245 million of service fee revenue.

The adjusted EBITDA outlook for 2018 has not been reconciled to the company’s net loss outlook for the same period because certain items that would impact interest expense, income tax provision (benefit), depreciation and amortization (including amortization of acquisition-related intangible assets), stock-based compensation, and acquisition-related, restructuring and other costs, all of which are reconciling items between net loss and adjusted EBITDA, cannot be reasonably predicted. Accordingly, reconciliation of adjusted EBITDA outlook to net loss outlook for 2018 is not available without unreasonable effort.

Non-GAAP net income (loss), EBITDA, adjusted EBITDA and service fee equivalent revenue are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, acquisition-related, restructuring and other costs, amortization of acquisition-related intangible assets, and deferred tax expense for goodwill amortization, and EBITDA and adjusted EBITDA further eliminate the effect of financing, remaining income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance. Service fee equivalent revenue allows client contracts with similar operational support models but different financial models to be combined as if all contracts were being operated on a service fee revenue basis.

PFS believes these non-GAAP measures provide useful information to both management and investors by focusing on certain operational metrics and excluding certain expenses in order to present its core operating performance and results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

Forward-Looking Statements

The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFS' Annual Report on Form 10-K for the year ended December 31, 2017 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report of the company and the Risk Factors described therein. PFS undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

Company Contact:

Michael C. Willoughby

Chief Executive Officer

Or

Thomas J. Madden

Chief Financial Officer

972-881-2900

Investor Relations:

Sean Mansouri or Scott Liolios

Liolios Investor Relations

949-574-3860

PFSW@liolios.com

PFSweb, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	(Unaudited)
	March 31,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,646	$19,078
Restricted cash	214	214
Accounts receivable, net of allowance for doubtful accounts of $375 and
$373 at March 31, 2018 and December 31, 2017, respectively	50,004	72,062
Inventories, net of reserves of $250 and $342 at March 31, 2018 and
December 31, 2017, respectively	6,660	5,326
Other receivables	4,754	5,366
Prepaid expenses and other current assets	6,893	6,633
Total current assets	85,171	108,679

PROPERTY AND EQUIPMENT, net	23,120	24,178
IDENTIFIABLE INTANGIBLES, net	2,956	3,371
GOODWILL	45,961	45,698
OTHER ASSETS	3,742	3,861
Total assets	160,950	185,787

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$32,038	$45,070
Accrued expenses	24,388	29,074
Current portion of long-term debt and capital lease obligations	6,017	9,460
Deferred revenues	5,969	7,405
Performance-based contingent payments	4,000	3,967
Total current liabilities	72,412	94,976

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	36,685	37,866
DEFERRED REVENUES, less current portion	2,846	4,034
DEFERRED RENT	5,263	5,464
OTHER LIABILITIES	2,045	2,150
Total liabilities	119,251	144,490

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued
or outstanding	-	-
Common stock, $0.001 par value; 35,000,000 shares authorized;
19,154,332 and 19,058,685 shares issued at March 31, 2018 and
December 31, 2017, respectively; and 19,120,865 and 19,025,218 shares outstanding
at March 31, 2018 and December 31, 2017, respectively	19	19
Additional paid-in capital	151,032	150,614
Accumulated deficit	(109,754)	(109,281)
Accumulated other comprehensive income	527	70
Treasury stock at cost, 33,467 shares	(125)	(125)
Total shareholders' equity	41,699	41,297
Total liabilities and shareholders' equity	$160,950	$185,787

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2018	2017
REVENUES:
Service fee revenue	$56,487	$57,265
Product revenue, net	9,765	11,318
Pass-through revenue	12,169	10,185
Total revenues	$78,421	$78,768

COSTS OF REVENUES:
Cost of service fee revenue	$35,608	$39,584
Cost of product revenue	9,316	10,725
Cost of pass-through revenue	12,169	10,185
Total costs of revenues	$57,093	$60,494
Gross profit	21,328	18,274
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	20,659	21,718
Income (loss) from operations	669	(3,444)
INTEREST EXPENSE, NET	605	637
Income (loss) before income taxes	64	(4,081)
INCOME TAX EXPENSE	813	775
NET LOSS	$(749)	$(4,856)
NON-GAAP NET INCOME (LOSS)	$569	$(733)

NET LOSS PER SHARE:
Basic	$(0.04)	$(0.26)
Diluted	$(0.04)	$(0.26)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	19,145	18,736
Diluted	19,145	18,736

EBITDA	$3,647	$463
ADJUSTED EBITDA	$4,415	$3,652

PFSweb, Inc. and Subsidiaries
Unaudited Reconciliation of Certain Non-GAAP Items to GAAP
(In Thousands)

	Three Months Ended
	March 31,
	2018	2017

NET LOSS	$(749)	$(4,856)
Income tax expense	813	775
Interest expense, net	605	637
Depreciation and amortization	2,978	3,907
EBITDA	$3,647	$463
Stock-based compensation	646	524
Acquisition-related, restructuring and other costs	122	2,665
ADJUSTED EBITDA	$4,415	$3,652

	Three Months Ended
	March 31,
	2018	2017

NET LOSS	$(749)	$(4,856)
Stock-based compensation	646	524
Amortization of acquisition-related intangible assets	438	770
Acquisition-related, restructuring and other costs	122	2,665
Deferred tax expense - goodwill amortization	112	164
NON-GAAP NET INCOME (LOSS)	$569	$(733)

	Three Months Ended
	March 31,
	2018	2017

TOTAL REVENUES	$78,421	$78,768
Pass-through revenue	(12,169)	(10,185)
Cost of product revenue	(9,316)	(10,725)
SERVICE FEE EQUIVALENT REVENUE	$56,936	$57,858

PFSweb, Inc. and Subsidiaries
Unaudited Consolidated Segment Information
and Reconciliation of Certain Non-GAAP Items to GAAP
(In Thousands)

Effective January 1, 2018, the company changed its organizational structure in an effort to create more effective and efficient operations and to improve client and service focus.  As a result, the company is now presenting supplemental financial data below based on the reportable operating business segments of its PFS Operations and LiveArea Professional Services units, which are comprised of strategic businesses that are defined by the types of service offerings they provide.  In addition, certain costs that are not fully directly allocable to a business unit are presented as Corporate selling, general, and administrative expenses.

The segment financial data for the three months ended March 31, 2018, reflects the financial performance for each of the segments based on the current financial presentation reviewed by the company’s Chief Operating Decision Makers.  The company is continuing to evaluate its segregation of costs among the business units, including an effort to further allocate certain Corporate costs into the two operating business units to enhance cost focus and responsibility.

The segment financial data for the three months ended March 31, 2017, reflects the company’s current assessment for that period by business segment as if the PFS Operations and LiveArea Professional services segmentation had occurred as of the beginning of that period.

	Three Months Ended
	March 31,
	2018	2017
PFS Operations
Revenues:
Service fee revenue	$34,922	$37,007
Product revenue, net	9,765	11,318
Pass-through revenue	11,800	9,911
Total revenues	$56,487	$58,236
Costs of revenues:
Cost of service fee revenue	$25,338	$29,369
Cost of product revenue	9,316	10,725
Cost of pass-through revenue	11,800	9,911
Total costs of revenues	$46,454	$50,005
Gross profit	10,033	8,231
Direct operating expenses	3,700	2,826
Direct contribution	6,333	5,405
Depreciation and amortization	1,541	1,936
ADJUSTED EBITDA	$7,874	$7,341

TOTAL REVENUES	$56,487	$58,236
Pass-through revenue	(11,800)	(9,911)
Cost of product revenue	(9,316)	(10,725)
SERVICE FEE EQUIVALENT REVENUE	$35,371	$37,600

PFSweb, Inc. and Subsidiaries
Unaudited Consolidated Segment Information
and Reconciliation of Certain Non-GAAP Items to GAAP
(In Thousands)

	Three Months Ended
	March 31,
	2018		2017
LiveArea Professional Services
Revenues:
Service fee revenue	$21,565		$20,258
Pass-through revenue	369		274
Total revenues	$21,934		$20,532
Costs of revenues:
Cost of service fee revenue	$10,270		$10,215
Cost of pass-through revenue	369		274
Total costs of revenues	$10,639		$10,489
Gross profit	11,295		10,043
Direct operating expenses	8,327		7,712
Direct contribution	2,968		2,331
Depreciation and amortization	692		992
ADJUSTED EBITDA	$3,660		$3,323

Corporate
Selling, general and administrative expenses	$(8,632)		$(11,180)
Depreciation and amortization	745		979
EBITDA	$(7,887)		$(10,201)
Stock-based compensation	646		524
Acquisition-related, restructuring and other costs	122		2,665
ADJUSTED EBITDA	$(7,119)	#	$(7,012)